Exhibit (10)-dd

BAUSCH & LOMB INCORPORATED
ANNUAL RETAINER STOCK PLAN FOR
NON-EMPLOYEE DIRECTORS


1.  INTRODUCTION

This plan shall be known as the "Bausch & Lomb Annual Retainer Stock Plan For Non-Employee Directors" and is hereinafter referred to as the "Plan". The purposes of the Plan are to enable Bausch & Lomb Incorporated, a New York corporation (the "Company"), to promote the interests of the Company and its shareholders by attracting and retaining non-employee Directors capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders, by paying half of what heretofore had been their annual cash retainer in the form of shares of the Company's common stock, par value $.40 per share (the "Common Stock").

2.  DEFINITIONS

The following terms shall have the meanings set forth below:

"Annual Meeting" means an annual meeting of the shareholders of the Company.

The "Annual Cash Retainer Amount" for a Participant means the dollar amount of the annual cash retainer payable to the Participant for service on the Board for the Plan Year or the portion of the Plan Year during which he or she is a Participant; provided that, for these purposes only, such dollar amount shall not be increased more than once every three years. The Annual Cash Retainer Amount for the first Plan Year shall be $15,000, which is one-half the retainer amount that would be paid in cash to Directors for service on the Board during the year commencing with the Annual Meeting in 1996, absent the Plan.

The "Board" means the Board of Directors of the Company.

"Change of Control" has the meaning set forth in Section
12(d).

The "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.
References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

The "Committee" means the committee that administers the Plan, as more fully defined in Section 13.

"Common Stock" has the meaning set forth in Section 1.

The "Company" has the meaning set forth in Section 1.

"Deferral Election" has the meaning set forth in Section 6.

"Deferred Stock Account" means a bookkeeping account maintained by the Company for a Participant representing the Participant's interest in the shares credited to such Deferred Stock Account pursuant to Section 7.

"Delivery Date" has the meaning set forth in Section 6.

"Director" means an individual who is a member of the Board of Directors of the Company.

The "Dividend Equivalent" for a given dividend or other distribution means a number of shares of Common Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

The "Effective Date" has the meaning set forth in Section 3.

The "Exchange Act" has the meaning set forth in Section
13(b).

The "Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the NYSE Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common
Stock is listed or on NASDAQ on the last trading day prior to the date with respect to which the Fair Market Value is to be determined.

"Participant" has the meaning set forth in Section 4.

"Payment Time" means the time when a Stock Retainer is payable to a Participant pursuant to Section 5 (without regard to the effect of any Deferral Election).

"Plan Year" means the period from the date of an Annual
Meeting through the day immediately preceding the date of the next Annual Meeting.

"Stock Retainer" has the meaning set forth in Section 5.

"Third Anniversary" has the meaning set forth in Section 6.

The "Valuation Date" for a Stock Retainer means the date of the Annual Meeting that begins the Plan Year with respect to which such Stock Retainer is payable; provided that, if a person becomes a Participant on a day other than the date of an Annual Meeting, that day shall be the "Valuation Date" for such Participant for the Plan Year in which that day occurs.

3.  EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of the date of the Annual
Meeting that occurs in 1996 (the "Effective Date"), provided that it is approved by the shareholders at such Annual
Meeting.

4.  ELIGIBILITY

Each individual who is a Director on the Effective Date and each individual who becomes a Director thereafter during the term of the Plan, shall be a participant ("Participant") in the Plan, in each case during such period as such individual remains a Director and is not an employee of the Company or any of its subsidiaries. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

5.  GRANTS OF SHARES

Commencing on the Effective Date, one-half of the amount that had prior to the Effective Date been paid in cash to each Participant for service on the Board shall instead be payable in shares of Common Stock (the "Stock Retainer") pursuant to this Plan. The number of shares of Common Stock paid to each Participant as the Stock Retainer for a given Plan Year shall be determined by dividing (i) the Annual Cash Retainer Amount for such Participant for such Plan Year by (ii) the Fair Market Value on the Valuation Date, and then rounding to the nearest whole share. The Stock Retainer shall be payable immediately following the Company's Annual Meeting, provided that the Stock Retainer payable to any person who becomes a Participant following the Company's Annual Meeting, whether by appointment or election as a Director or by change in status from a full-time employee, shall be payable on the date such person first becomes a Participant. Shares of Common Stock credited to a Deferred Stock Account pursuant to Section 7 shall be delivered pursuant to Section 8 hereof.

6.  DEFERRAL ELECTION

From and after the Effective Date, a Participant may make an election (a "Deferral Election") on an annual basis to defer delivery of the Stock Retainer for the subsequent Plan Year, specifying which one of the following ways the Stock Retainer is to be delivered: (a) on the date which is three years after the date of the Annual Meeting for which it was originally payable (the "Third Anniversary"), (b) on the date upon which the Participant ceases to be a Director for any reason (the "Departure Date") or (c) in five equal annual installments commencing on the Departure Date (the "Third Anniversary" and the "Departure Date" each being referred to herein as a "Delivery Date"). Such Deferral Election shall remain in effect for each subsequent Plan Year unless changed, provided that, any Deferral Election with respect to a particular Plan Year may not be changed less than six months prior to the beginning of such Plan Year and provided, further, that no more than one Deferral Election or change thereof may be made in any Plan Year.

Any Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six months prior to the beginning of the Plan Year in which it is to be effected; provided that, with respect to the Plan Year beginning on the Effective Date, any Deferral Election or revocation thereof must be delivered no later than the close of business on the 30th day prior to the 1996 Annual Meeting.

7.  DEFERRED STOCK ACCOUNTS

The Company shall maintain a Deferred Stock Account for each Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of Common Stock payable pursuant to the Stock Retainer to which the Deferral Election relates. So long as any amounts in such Deferred Stock Account have not been delivered to the Participant under Section 8, each Deferred Stock Account shall be credited as of the payment date for any dividend paid or other distribution made with respect to the Common Stock, with a number of shares of Common Stock equal to (a) the number of shares of Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by (b) the Dividend Equivalent for such dividend or distribution.

8.  DELIVERY OF SHARES

(a) The shares of Common Stock in a Participant's Deferred Stock Account with respect to any Stock Retainer for which a Deferral Election has been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be delivered in accordance with this Section 8 as soon as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to
Section 6(c), such shares shall be delivered at one time; provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares. If the Participant has in effect a Deferral Election pursuant to Section 6(c), then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares credited to such Deferred Stock Account), with the first such installment being delivered on the first anniversary of the Delivery Date; provided that, if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing; provided that, if the Participant dies with a Deferral Election pursuant to
Section 6(c) in effect, the Committee shall deliver all remaining undelivered shares to the Participant's estate immediately. References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

(b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, the "Trust") to assist it in accumulating the shares of Common Stock needed to fulfill its obligations under this Section 8. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Section 8.

9.  SHARE CERTIFICATES; VOTING AND OTHER RIGHTS

The certificates for shares delivered to a Participant pursuant to Section 8 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

10.  GENERAL RESTRICTIONS

(a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i)	Listing or approval for listing upon official notice of
issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

(ii)	Any registration or other qualification of such shares
under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, upon the advice of counsel, deem necessary or advisable; and

(iii)	Obtaining any other consent, approval, or permit
from any state or federal governmental agency which the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

(c)	No Common Stock received by a Participant pursuant to
the Plan may be sold until at least six months after the Payment Date for such Common Stock.

11.  SHARES AVAILABLE

Subject to Section 12 below, the maximum number of shares of Common Stock which may in the aggregate be paid as Stock Retainers pursuant to the Plan is 100,000. Shares of Common Stock issuable under the Plan may be taken from treasury shares of the Company or purchased on the open market.

12.  ADJUSTMENTS; CHANGE OF CONTROL

(a) In the event that there is, at any time after the Board adopts the Plan, any change in corporate capitalization, such as a stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, or recapitalization, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other extraordinary distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in
Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a "Transaction"), in each case other than any such Transaction which constitutes a Change of Control (as defined below),
(i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other property which would have been received by a holder of the number of shares of Common Stock held in such Deferred Stock Account had such shares of Common Stock been outstanding as of the effectiveness of any such Transaction, (ii) the number and kind of shares or other property subject to the Plan shall likewise be appropriately adjusted to reflect the effectiveness of any such Transaction and (iii) the Committee shall appropriately adjust any other relevant provisions of the Plan and any such modification by the Committee shall be binding and conclusive on all persons.

(b) If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to Section 12(a) into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

(c) In lieu of the adjustment contemplated by Section 12(a), in the event of a Change of Control, the following shall occur on the date of the Change of Control: (i) the shares of Common Stock held in each Participant's Deferred Stock Account shall be deemed to be issued and outstanding as of the Change of Control; (ii) the Company shall forthwith deliver to each Participant who has a Deferred Stock Account all of the shares of Common Stock or any other property held in such Participant's Deferred Stock Account; and (iii) the Plan shall be terminated.

(d) For purposes of this Plan, Change of Control shall mean any of the following events:

(i)	The acquisition by any individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company),
(b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of paragraph (iii) of this Section 12(d) are satisfied; or

(ii)	Individuals who, as of the date hereof, constitute the
Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Approval by the shareholders of the Company of a
reorganization, merger, binding share exchange or consolidation, unless, following such reorganization, merger, binding share exchange or consolidation (a) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

(iv) Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition,
(x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
(z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

13.  ADMINISTRATION; AMENDMENT AND TERMINATION

(a) The Plan shall be administered by a committee consisting of three members who shall be the Chief Executive Officer, the Chief Financial Officer and the Senior Vice President - Human Resources or such other senior executive officers or other directors who are not Participants as may be designated by the Chief Executive Officer (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

(b) The Board may from time to time make such amendments to the Plan, including to preserve or come within any exemption from liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, provided that, to the extent required under New York law or to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be adopted without further approval of the Company's stockholders and, provided, further, that if and to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

(c) The Board may terminate the Plan at any time by a vote of a majority of the members thereof.

(d) Notwithstanding any other provision of the Plan, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of persons to receive shares or credits of shares of Common
Stock under the Plan or concerning the amount or timing of such receipt or credits under the Plan, and no amendment or termination of the Plan shall adversely affect the interest of any Participant in shares previously credited to such Participant's Deferred Stock Account without that
Participant's express written consent.

14.  MISCELLANEOUS

(a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

(b) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

15.  GOVERNING LAW

The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.